Exhibit 99.1

BioDelivery Sciences Announces Submission of NDA for BUNAVAIL

First buprenorphine naloxone buccal film for the maintenance treatment of opioid dependence

RALEIGH, N.C. – August 1, 2013 – BioDelivery Sciences International, Inc. (Nasdaq: BDSI) announced that yesterday it submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for BUNAVAIL (buprenorphine naloxone buccal film) for the maintenance treatment of opioid dependence. Under the 505(b)(2) regulatory statute, BUNAVAIL will be subject to a ten month review.

BUNAVAIL uses BDSI’s patented BioErodible MucoAdhesive (BEMA) drug delivery technology to deliver buprenorphine across the buccal mucosa (inside lining of the cheek). BUNAVAIL is formulated with the abuse deterrent agent naloxone and is designed to efficiently and conveniently deliver buprenorphine while potentially overcoming some of the challenges with other dosage forms.

“The submission of the NDA for BUNAVAIL marks another major milestone for BDSI as we seek FDA approval of a second product using our BEMA technology,” said Dr. Mark A. Sirgo, President and Chief Executive Officer. “Opioid dependence is a serious and growing healthcare problem in this country affecting over 2 million people in the U.S. There remains a need for better dosage forms for the delivery of buprenorphine to these patients, an opportunity for which BDSI hopes to capitalize. It is our intention to bring to market a product that we believe positions us to significantly participate in this $1.5 billion and growing market.”

Dr. Sirgo continued, “With our NDA filed we will continue to evaluate our strategic options for the commercialization of BUNAVAIL in the U.S., which include partnership, internal approaches or a combination of these. We will provide updates on our strategic direction as the year progresses.”

The clinical program for BUNAVAIL, as agreed upon with FDA, included a bioequivalence study to Suboxone tablets and a study assessing the safety and tolerability of BUNAVAIL in opioid dependent subjects switched from Suboxone film or tablets to BUNAVAIL.

“We are very pleased to have submitted our NDA for BUNAVAIL,” said Dr. Andrew Finn, Executive Vice President of Product Development. “If approved, BUNAVAIL will be the first dosage form for the treatment of opioid dependence that does not require under the tongue (or sublingual) administration. Utilizing the BEMA drug delivery technology, BUNAVAIL films adhere to the inside of the cheek and dissolve quickly. By keeping BUNAVAIL in contact with the mucosal surface, our data demonstrates that buprenorphine absorption is optimized and provides comparable plasma concentrations of buprenorphine to Suboxone with considerably lower doses.”

Dr. Finn concluded, “In a clinical study we conducted in which 249 opioid dependent subjects switched from Suboxone tablets or films to BUNAVAIL, the majority of patients found BUNAVAIL to be easy to use and pleasant tasting – two important attributes that may represent improvements over current therapies in patients being treated for opioid dependence.”

About BUNAVAIL and Opioid Dependence

BUNAVAIL is the first and only buccal (adhering to the inside of the cheek) formulation of buprenorphine and naloxone and has been developed for the maintenance treatment of opioid dependence. BUNAVAIL utilizes BDSI’s proven and patent-protected BioErodible MucoAdhesive (BEMA) drug delivery technology.

Buprenorphine, the active ingredient in BUNAVAIL, is poorly absorbed orally from the gastrointestinal tract; however, it is absorbed within the oral cavity transmucosally (across the cheek or under the tongue). Buprenorphine reduces the craving and withdrawal effects from the dependent opioid, and the opioid antagonist, naloxone, is present to deter abuse.

Opioid dependence is a significantly undertreated condition in the U.S., with nearly 2 million people dependent on prescription opioids according to the 2010 National Survey on Drug Use and Health, conducted by the U.S. Department of Health and Human Services. Suboxone, which was approved for the treatment of opioid dependence in 2002, has been shown to be a highly effective treatment option and, as a result, currently generates annual sales of more than $1.5 billion according to data from Wolters Kluwer.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and addiction.

BDSI’s pain franchise currently consists of three products, two of which utilize the patented BioErodible MucoAdhesive (BEMA) drug delivery technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, E.U. (where it is marketed as BREAKYL) and Taiwan (where it is marketed as PAINKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha Pharmaceutical Co.).

BDSI’s second pain product using the BEMA technology, BEMA Buprenorphine, is in Phase 3 clinical trials for the treatment of moderate to severe chronic pain and is licensed on a worldwide basis to Endo Health Solutions. BDSI’s third pain product in development is Clonidine Topical Gel for the treatment of painful diabetic neuropathy and was recently licensed from Arcion Therapeutics.

In August 2013, BDSI filed an NDA for BUNAVAIL, a high dose formulation of buprenorphine in combination with naloxone for the maintenance treatment of opioid dependence. Under the 505(b)(2) regulatory statute, BUNAVAIL i subject to a ten month review.

BDSI’s headquarters is located in Raleigh, North Carolina. For more information visit www.bdsi.com.

Cautionary Note on Forward-Looking Statements

This press release, the presentation referred to herein, and any statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission and those that relate to the Company’s ability to leverage the expertise of employees and partners to assist the Company in the execution of its strategy. Actual results (including, without limitation, the timing for and results of the FDA’s review of BUNAVAIL) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. The BioDelivery Sciences logo and BUNAVAIL™ are trademarks owned by BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYL™ is a trademark owned by Meda Pharma GmbH & Co. KG. PAINKYLTM is a trademark owned by TTY Biopharm. All other trademarks and tradenames are owned by their respective owners.

© BioDelivery Sciences International, Inc. All rights reserved.

Contacts:

Brian Korb Senior Vice President The Trout Group LLC (646) 378-2923 bkorb@troutgroup.com	Al Medwar Vice President, Marketing and Corporate Development BioDelivery Sciences International, Inc. 919-582-9050 amedwar@bdsi.com